Exhibit 1
To whom it may concern
November 15, 2007
Contact Information:
NIS GROUP CO., LTD.
Akihiro Nojiri
Senior Executive Director & Executive Officer
Tel: (TOKYO) +81-3-3348-2424
E-mail:Info-ir@nisgroup.co.jp
URL: http://www.nisgroup.jp/english
Notice Regarding Measures for Strengthening of Financial Base Through Capital Reinforcement
     As described in our press release dated November 7, 2007, as part of its management reform program, NIS Group Co., Ltd. (the “Company”) has been reviewing measures to further enhance its financial base. Today, the Company’s Board of Directors resolved to proceed with preparation of definitive agreements relating to a strategic investment in the Company by a leading international private equity investment firm (the “Proposed Investor”), based on the basic common understandings outlined below.
     Objective: Strengthening the Company’s financial base.
     Outline: Investment in the Company of an aggregate amount of approximately 20 billion yen through the purchase of new shares, convertible bonds and stock warrants issued by the Company, as well as an investment of approximately 10 billion yen in a holding company which will hold the shares of Nissin Leasing (China) Co., Ltd., one of the Company’s consolidated subsidiaries, through the purchase of new shares issued by such holding company.
     Aggregate Proceeds: Approximately 30 billion yen.
     Conditions and Procedures: The above are subject to entry into definitive agreements with the Proposed Investor, approval of the Company’s shareholders at an extraordinary shareholders meeting, and receipt of approvals by relevant regulators, etc.
     The Company will announce further details regarding the terms and conditions of these transactions upon finalization of definitive agreements.
     [The following disclaimer is an integral part of this press release]

These materials contain forward-looking statements about our industry, our business, our plans and objectives, our financial condition and our results of operations that are based on our current expectations, assumptions, estimates and projections. These forward-looking statements are subject to various risks and uncertainties. These statements discuss future expectations, identify strategies, discuss market trends, contain projections of results of operations or of financial condition, or state other forward-looking information. Known and unknown risks, uncertainties and other factors could cause our actual results to differ materially from and be worse than those contained in or suggested by any forward-looking statement. We cannot promise that our expectations, projections, anticipated results, estimates or other information expressed in or underlying these forward-looking statements will turn out to be correct. In particular, we cannot assure that we will consummate the potential transaction referenced above or any other investment or similar transaction. Important risks and factors that could cause our actual results to differ materially from these forward-looking statements include without limitation the following: weak domestic economic conditions; the growing variety of legal means with which debtors can seek protection from creditors; changes to our portfolio of products and services and expansion into new business areas; the effect of fluctuations in the value of real estate held or securing loans; fluctuation in market environments regarding our investments; our ability to pursue and maintain profitable strategic alliances, joint ventures and strategic investments; increasing competition in the loan servicing market; risks associated with doing business in China; any future inability to obtain funds from lenders or access the debt capital markets on favorable terms; an increase in prevailing market interest rates; failure to implement our business strategies; the failure of our risk management systems; our ability to adequately evaluate or control risks associated with loans or guarantees we make or related collateral; any disruption or other difficulties experienced by our information or technological systems and networks; misconduct by an employee or director and our exposure to negative publicity of the consumer or business finance industries; failure to maintain the confidentiality of personal information of our customers; and the influence of our chairman and his family over important decisions.